ProPetro Reports Financial Results for the Second Quarter of 2025 MIDLAND, Texas, July 30, 2025, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the second quarter of 2025. Second Quarter 2025 Results and Highlights • Total revenue of $326 million decreased 9% compared to $359 million for the prior quarter. • Net loss was $7 million ($0.07 loss per diluted share) as compared to a net income of $10 million in the prior quarter ($0.09 income per diluted share). • Adjusted EBITDA(1) of $50 million was 15% of revenue and decreased 32% compared to the prior quarter. • Capital expenditures paid were $37 million and capital expenditures incurred were $73 million. • Net cash provided by operating activities and net cash used in investing activities were $54 million and $36 million, respectively. • Free Cash Flow for Completions Business(2) was $26 million. • Secured inaugural 10-year contract for approximately 80 megawatts of long-term PROPWR℠ service capacity with a leading E&P operator in the Permian Basin. • Over 50% of ProPetro's active hydraulic horsepower is under long-term contracts. This is inclusive of two Tier IV DGB dual-fuel and four FORCE® electric-powered hydraulic fracturing fleets. (1) Adjusted EBITDA is a non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.” (2) Free Cash Flow for Completions Business is a non-GAAP financial measure and is described and reconciled to net cash from operating activities in the table under “Non-GAAP Financial Measures." Management Comments Sam Sledge, Chief Executive Officer, commented, “In what proved to be a challenging quarter, we maintained operational and financial stability and continued to advance our strategy. Free cash flow for our completions business remained intact, supported by our capital-light investment strategy, cost control, and the consistent performance of the ProPetro team. With regard to the current operating environment, both the broader energy markets and, more specifically, the completions market in the Permian Basin, continue to face challenges. We believe Permian frac fleet counts are likely approaching 70, compared to approximately 90 to 100 fleets operating at the start of the year. Increased market uncertainty – driven by tariffs and rising OPEC+ production – has resulted in more idle frac capacity than anticipated. Furthermore, price discipline has weakened at the lower end of the market, particularly among subscale frac providers. While we’ve had opportunities to keep virtually all of our fleets active, we have proactively chosen to idle certain fleets, rather than run our fleets at sub- economic levels, preserving them for more favorable market conditions. That said, we are prepared to navigate this market by controlling what we can control – our everyday behaviors inside of ProPetro. Our strategic investments, including past M&A activity, PROPWR growth and the FORCE® electric fleet transition, have strengthened the Company’s foundation, so that we can withstand market turbulence. ProPetro is a strong business, led and operated by an experienced team, with low debt, and first-class customers in one of the world's leading regions for hydrocarbon production, the Permian Basin. Regardless of market conditions, we are confident that these strengths – and our resilient, capital light, cash flow generative business model – will enable us to continue delivering shareholder value." Second Quarter 2025 Financial Summary Revenue was $326 million, compared to $359 million for the first quarter of 2025. The 9% decrease in revenue was largely attributable to lower utilization and weather impacts across all service lines. EXHIBIT 99.1

Cost of services, excluding depreciation and amortization of approximately $41 million relating to cost of services, was $253 million during the second quarter of 2025. General and administrative ("G&A") expense of $28 million was flat from $28 million in the first quarter of 2025. G&A expense excluding nonrecurring and noncash items (stock-based compensation, retention bonuses and severance expenses) of $5 million, was $23 million, or 7% of revenue, an increase of 2% as compared to the prior quarter. Net loss totaled $7 million, or $0.07 loss per diluted share, compared to net income of $10 million, or $0.09 income per diluted share, for the first quarter of 2025. Adjusted EBITDA decreased to $50 million from $73 million in the first quarter of 2025 primarily due to lower revenues, one-time expenses associated with transitioning to a reduced fleet count and preparing idled fleets for future redeployment, and unabsorbed costs stemming from adverse weather conditions. Net cash provided by operating activities was $54 million as compared to $55 million in the prior quarter. Share Repurchase Program In May 2025, the Company extended its $200 million share repurchase program to December 2026. Since the program's inception in May 2023, the Company has repurchased 13 million shares, representing approximately 11% of outstanding common stock. In the second quarter of 2025, the Company did not repurchase any shares, as it prioritized the launch and scaling of the PROPWR business. Moving forward, the Company will remain opportunistic in its utilization of this program. PROPWR Update Mr. Sledge added, "We currently have approximately 220 megawatts on order, with deliveries that began recently and are expected to be completed by mid-year 2026. We were especially proud to announce our inaugural contract during the quarter, which was executed in collaboration with a Permian-focused E&P operator and commits 80 megawatts of power generation capacity to deliver turnkey power to a distributed microgrid installation. Asset deployment is scheduled to begin in the third quarter of this year and continue through 2026. This 10-year midstream-like agreement marks a major milestone for PROPWR and serves as a future blueprint and a testament to our commitment to innovation and long- term growth. Furthermore, over the coming weeks and months, we anticipate announcing multiple long-term contracts with oil and gas customers to meet their in-field power requirements. Based on our ongoing discussions, we are confident that we will secure long-term agreements for all 220 megawatts of currently ordered equipment by the end of 2025. Additionally, we are actively engaging with our power generation suppliers regarding our next equipment order. While these developments are exciting, we believe this is still just the beginning for the business. We will continue to align our actions with our PROPWR mission to "Rethink The Grid," unlocking more exciting opportunities to serve our existing and prospective clients both in oil and gas, and other industries, to create long-term value for ProPetro shareholders." Liquidity and Capital Spending As of June 30, 2025, total cash was $75 million and borrowings under the ABL Credit Facility were $45 million. Total liquidity at the end of the second quarter of 2025 was $178 million including cash and $103 million of available capacity under the ABL Credit Facility. During the second quarter of 2025, capital expenditures paid were $37 million and capital expenditures incurred were $73 million, including $30 million primarily supporting maintenance in the Company's completions business and $43 million supporting its PROPWR orders. The difference between incurred and paid capital expenditures is primarily comprised of PROPWR-related capital expenditures that have been financed and paid directly by the financing partner and unpaid capital expenditures included in EXHIBIT 99.1 accounts payable and accrued liabilities. Net cash used in investing activities as shown on the statement of cash flows during the second quarter of 2025 was $36 million. Guidance Given the recent decline in activity and the anticipated utilization forecast, the Company now anticipates full-year 2025 capital expenditures incurred to be between $270 million and $310 million, down another 9% at the midpoint from prior guidance. Of this, the completions business is expected to account for $100 million to $140 million, a reduction from last quarter guidance given the anticipated decline in completions activity through the second half of the year. Additionally, the Company still plans to allocate $170 million in 2025 and $60 million in 2026 to support current PROPWR equipment orders. Approximately, $104 million of the PROPWR capital expenditures are expected to be financed. During the second quarter, 13 to 14 hydraulic fracturing fleets were active. Due to the recent decline in oil prices, influenced by tariffs and OPEC+ production increases, along with a disciplined asset deployment strategy, the Company anticipates operating on average approximately 10 to 11 active hydraulic fracturing fleets in the third quarter of 2025. Outlook Mr. Sledge concluded, “Market cycles like this create opportunity, as changes in the environment can offer up new ways for companies like ProPetro to profitably grow and better serve our clients, allowing us to emerge on the other side of the cycle healthier than before and well positioned to operate in a market that has improved with respect to both supply and demand. In contrast, many smaller peers – often the less disciplined competitors in the market and those who have not invested in next-generation technology – may struggle to withstand a downturn for as long, given their limited ability to earn returns on their deployed assets. As we look to the second half of the year and into 2026, we remain confident in ProPetro’s ability to navigate market uncertainty and capitalize on long-term opportunities. We’re building a business that sustains through cycles, backed by a strong balance sheet, durable customer relationships, and a growing platform in PROPWR. With over half of our active frac horsepower on long-term contracts, and continued demand for our next-generation fleets and reliable power infrastructure, our company is well- positioned to emerge from this volatile period stronger than ever. We’re committed to staying disciplined in capital deployment, dynamic in strategy, and focused on delivering value for customers and shareholders alike." Conference Call Information The Company will host a conference call at 8:00 AM Central Time on Wednesday, July 30, 2025, to discuss financial and operating results for the second quarter of 2025. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 2289211. The Company has also posted the scripted remarks on its website. About ProPetro ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion and power services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com. Forward-Looking Statements EXHIBIT 99.1

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” "confident," “plan,” “project,” “budget,” "design," “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” "continue," and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward-looking statements. Our forward-looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, industry trends and activity levels, our business strategy, projected financial results and future financial performance, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy, our share repurchase program, and the anticipated commercial prospects of PROPWR, including the demand for its services and the ability to secure long-term contracts and anticipated benefits of the new business line. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward- looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, changes in the supply of and demand for power generation, the risks associated with the establishment of a new service line, including delays, lack of customer acceptance and cost overruns, the global macroeconomic uncertainty related to the conflict in the Middle East region, and the Russia-Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, the risk of a global recession, U.S. and global trade policy, including the imposition of tariffs and retaliatory measures, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law. Investor Contacts: Matt Augustine Vice President, Finance and Investor Relations matt.augustine@propetroservices.com 432-219-7620 ### EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited) Three Months Ended June 30, 2025 March 31, 2025 June 30, 2024 REVENUE - Service revenue $ 326,151 $ 359,416 $ 357,021 COSTS AND EXPENSES Cost of services (exclusive of depreciation and amortization) 253,173 263,856 265,845 General and administrative (inclusive of stock-based compensation) 28,490 27,632 30,910 Depreciation and amortization 43,309 48,681 60,405 Loss on disposal of assets 4,346 9,746 394 Total costs and expenses 329,318 349,915 357,554 OPERATING (LOSS) INCOME (3,167) 9,501 (533) OTHER (EXPENSES) INCOME: Interest expense (1,811) (1,730) (1,965) Other income, net 195 2,943 2,403 Total other (expense) income, net (1,616) 1,213 438 (LOSS) INCOME BEFORE INCOME TAXES (4,783) 10,714 (95) INCOME TAX EXPENSE (2,372) (1,112) (3,565) NET (LOSS) INCOME $ (7,155) $ 9,602 $ (3,660) NET (LOSS) INCOME PER COMMON SHARE: Basic $ (0.07) $ 0.09 $ (0.03) Diluted $ (0.07) $ 0.09 $ (0.03) WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic 103,900 103,319 106,303 Diluted 103,900 105,118 106,303 NOTE: Certain reclassifications to depreciation and amortization and loss on disposal of assets have been made to the statements of operations and the statement of cash flows for the periods prior to 2025 to conform to the current period presentation. EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited) June 30, 2025 December 31, 2024 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 74,840 $ 50,443 Accounts receivable - net of allowance for credit losses of $0 and $0, respectively 210,725 195,994 Inventories 16,382 16,162 Prepaid expenses 11,528 17,719 Short-term investment, net 8,163 7,849 Other current assets 5,825 4,054 Total current assets 327,463 292,221 PROPERTY AND EQUIPMENT - net of accumulated depreciation 698,995 688,225 OPERATING LEASE RIGHT-OF-USE ASSETS 108,891 132,294 FINANCE LEASE RIGHT-OF-USE ASSETS 19,755 30,713 OTHER NONCURRENT ASSETS: Goodwill 920 920 Intangible assets - net of amortization 60,202 64,905 Other noncurrent assets 12,921 14,367 Total other noncurrent assets 74,043 80,192 TOTAL ASSETS $ 1,229,147 $ 1,223,645 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 110,153 $ 92,963 Accrued and other current liabilities 56,395 70,923 Interim debt - net of debt issuance costs 2,114 — Current maturities of long-term debt - net of debt issuance costs 3,757 — Operating lease liabilities 39,717 39,063 Finance lease liabilities 18,914 19,317 Total current liabilities 231,050 222,266 DEFERRED INCOME TAXES 63,300 59,770 LONG-TERM DEBT - net of debt issuance costs and current maturities 57,614 45,000 NONCURRENT OPERATING LEASE LIABILITIES 42,501 58,849 NONCURRENT FINANCE LEASE LIABILITIES 2,809 13,187 OTHER LONG-TERM LIABILITIES 7,900 8,300 Total liabilities 405,174 407,372 COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY: Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively — — Common stock, $0.001 par value, 200,000,000 shares authorized, 103,967,520 and 102,994,958 shares issued, respectively 104 103 Additional paid-in capital 890,247 884,995 Accumulated deficit (66,378) (68,825) Total shareholders’ equity 823,973 816,273 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 1,229,147 $ 1,223,645 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Six Months Ended June 30, 2025 2024 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 2,447 $ 16,270 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 91,990 119,065 Deferred income tax expense 3,531 10,357 Amortization of deferred debt issuance costs 216 217 Stock-based compensation 8,070 8,360 Loss on disposal of assets 14,092 398 Unrealized gain on short-term investment (314) (52) Business acquisition contingent consideration adjustments (400) — Changes in operating assets and liabilities: Accounts receivable (14,731) 26,641 Other current assets (1,903) (568) Inventories (220) (1,036) Prepaid expenses 6,191 2,797 Accounts payable 2,461 (5,254) Accrued and other current liabilities (2,527) 2,568 Net cash provided by operating activities 108,903 179,763 CASH FLOWS FROM INVESTING ACTIVITIES: (1) Capital expenditures (78,044) (71,805) Business acquisition, net of cash acquired — (21,038) Proceeds from sale of assets 8,676 1,920 Proceeds from note receivable from sale of business 844 — Net cash used in investing activities (68,524) (90,923) CASH FLOWS FROM FINANCING ACTIVITIES: (1) Payments of finance lease obligations (9,231) (8,542) Repayments of insurance financing (2,979) — Payment of debt issuance costs (425) — Tax withholdings paid for net settlement of equity awards (2,816) (1,270) Share repurchases — (45,496) Payment of excise tax on share repurchases (531) — Net cash used in financing activities (15,982) (55,308) NET INCREASE IN CASH AND CASH EQUIVALENTS 24,397 33,532 CASH AND CASH EQUIVALENTS - Beginning of period 50,443 33,354 CASH AND CASH EQUIVALENTS - End of period $ 74,840 $ 66,886 (1) Cash flows from investing activities exclude capital expenditures related to certain financed equipment purchases and cash flows from financing activities exclude corresponding issuances of loans since the lender is an affiliate of the equipment manufacturer. These activities are presented as non-cash investing and financing activities. EXHIBIT 99.1

EXHIBIT 99.1

Reconciliation of Capital Expenditures Paid to Capital Expenditures Incurred

	Three Months Ended		Six Months Ended	
(in thousands)	June 30, 2025	March 31, 2025	June 30, 2025	June 30, 2024
Capital Expenditures Paid [(1)]	$ 37,131	$ 40,913	$ 78,044	$ 71,805
Less: Capital expenditures included in accounts payable and accrued liabilities - beginning of period	(12,435)	(14,695)	(14,695)	(21,603)
Add: Capital expenditures included in accounts payable and accrued liabilities - end of period	29,136	12,435	29,136	21,588
Add: Capital expenditures related to financed equipment purchases - end of period	18,910	—	18,910	—
Add: Capital expenditures financed by operating lease landlord - end of period	350	—	350	—
Capital Expenditures Incurred [(1)]	$ 73,092	$ 38,653	$ 111,745	$ 71,790

(1) This table reconciles cash basis capital expenditures reported in the condensed consolidated statements of cash flows to accrual basis capital expenditures reported in the reportable segment information section below.

Reportable Segment Information

	Three Months Ended June 30, 2025					
(in thousands)	Hydraulic Fracturing	Wireline	Cementing	All Other [(1)]	Reconciling Items	Total
Service revenue	$ 245,741	$ 47,995	$ 32,443	$ —	$ (28)	$ 326,151
Adjusted EBITDA	$ 51,983	$ 7,855	$ 4,651	$ (2,231)	$ (12,651)	$ 49,607
Depreciation and amortization	$ 35,634	$ 5,608	$ 2,030	$ 17	$ 20	$ 43,309
Operating lease expense on FORCE® fleets [(2)]	$ 14,462	$ —	$ —	$ —	$ —	$ 14,462
Capital expenditures incurred	$ 25,064	$ 2,331	$ 3,083	$ 42,614	$ —	$ 73,092

	Three Months Ended March 31, 2025					
(in thousands)	Hydraulic Fracturing	Wireline	Cementing	All Other [(1)]	Reconciling Items	Total
Service revenue	$ 269,399	$ 53,442	$ 36,633	$ —	$ (58)	$ 359,416
Adjusted EBITDA	$ 68,340	$ 10,473	$ 8,066	$ (710)	$ (13,483)	$ 72,686
Depreciation and amortization	$ 41,301	$ 5,427	$ 1,930	$ —	$ 23	$ 48,681
Operating lease expense on FORCE® fleets [(2)]	$ 15,339	$ —	$ —	$ —	$ —	$ 15,339
Capital expenditures incurred	$ 16,338	$ 2,184	$ 1,831	$ 18,300	$ —	$ 38,653

(1) Represents our power generation services business.

(2) Represents lease cost related to operating leases on our FORCE® electric-powered hydraulic fracturing fleets. This cost is recorded within cost of services in our condensed consolidated statements of operations and is included in Adjusted EBITDA.

Non-GAAP Financial Measures Adjusted EBITDA, Free Cash Flow and Free Cash Flow for Completions Business are not financial measures presented in accordance with GAAP. We define EBITDA as net income (loss) plus (i) interest expense, (ii) income tax expense (benefit) and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA plus (i) loss (gain) on disposal of assets, (ii) stock-based compensation, (iii) business acquisition contingent consideration adjustments, (iv) other expense (income), (v) other unusual or nonrecurring (income) expenses such as impairment expenses, costs related to asset acquisitions, insurance recoveries, one-time professional fees and legal settlements and (vi) retention bonus and severance expense. We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities. We define Free Cash Flow for Completions Business as net cash provided by operating activities less net cash used in investing activities plus net cash used in operating activities for PROPWR plus net cash used in investing activities for PROPWR. We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net cash from operating activities is the GAAP measure most directly comparable to Free Cash Flow and Free Cash Flow for Completions Business. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA, Free Cash Flow or Free Cash Flow for Completions Business in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA, Free Cash Flow and Free Cash Flow for Completions Business may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Reconciliation of Net (Loss) Income to Adjusted EBITDA Three Months Ended (in thousands) June 30, 2025 March 31, 2025 Net (loss) income $ (7,155) $ 9,602 Depreciation and amortization 43,309 48,681 Interest expense 1,811 1,730 Income tax expense 2,372 1,112 Loss on disposal of assets 4,346 9,746 Stock-based compensation 4,733 3,337 Business acquisition contingent consideration adjustments (100) (300) Other income, net (1) (195) (2,943) Other general and administrative expense, net 159 6 Retention bonus and severance expense 327 1,715 Adjusted EBITDA $ 49,607 $ 72,686 (1) Other income for the three months ended March 31, 2025 is primarily comprised of adjustments to workers' compensation and general liability insurance premiums of $1.0 million as a result of an audit, tax refunds (net of advisory fees) totaling $0.4 million, interest income from note receivable from sale of business of $0.3 million, a $0.2 million unrealized gain on short-term investment and $1.0 million of other income. EXHIBIT 99.1

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow and Free Cash Flow for Completions Business Three Months Ended Six Months Ended (in thousands) June 30, 2025 March 31, 2025 June 30, 2025 June 30, 2024 Net Cash provided by Operating Activities $ 54,214 $ 54,689 $ 108,903 $ 179,763 Net Cash used in Investing Activities (35,688) (32,836) (68,524) (90,923) Free Cash Flow 18,526 21,853 40,379 88,840 Net Cash used in Operating Activities - PROPWR business 1,679 528 2,207 — Net Cash used in Investing Activities - PROPWR business 6,001 18,300 24,301 — Free Cash Flow for Completions Business $ 26,206 $ 40,681 $ 66,887 $ 88,840 EXHIBIT 99.1